AIVN PURCHASES 40 ACRE MILL SITE IN NEVADA

Lithia, Florida, April 10, 2012, American International Ventures, Inc. (AIVN) (AIVN.OB) is proud to announce the purchase of a 40 acre mill site in Beatty, Nevada from Turner Ranch LLC for $304,000.00. This great property will be the home base for all Company mining operations in the State of Nevada run by AIVN’s wholly owned subsidiary Placer Gold Prospecting, Inc. according to Jerry D. Scott, President Placer Gold Prospecting and Chief Operating Officer of AIVN.

In addition, AIVN plans to build its maintenance facility, storage and heavy equipment yard and future gold mill for the Bullfrog Mine Project in Rhyolite, a couple of miles away. The amenities the property offers include hookups to city water, power and sewer and access by paved road. The biggest benefit to the Company is the proximity and access it affords to the 100 acre mineral claims owned by AIVN’s wholly owned subsidiary Placer Gold Prospecting right next to the famous Barrick Bullfrog open pit mine.

Escrow will close on or before May 1, 2012.

About American International Ventures, Inc.

American International Ventures, Inc. (AIVN) focus is gold and silver exploration and ore extraction, operating in Nevada through Placer Gold Prospecting, Inc., its wholly owned subsidiary. The Company focuses on gold and base mineral resource properties that have historically produced gold and silver until 1942 when all gold production in the United States was halted due to World War 2.

Cautionary Note Regarding Forward-Looking Statements and Information concerning mineral resources. This presentation contains forward-looking statements and forward-looking information (collectively, "forward-looking statements") within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the anticipated content, commencement and cost of exploration programs, anticipated exploration and metallurgical test program results, the discovery and delineation of mineral deposits/resources/reserves, the potential for any mining or production at Bullfrog Mining District, Gold Valley Project, Virgilia Mine, Reward Monster Mine, Capatola Mine, Indian Mines, Gypsy Mine and Hot Springs Mine; the potential for the identification of deposits at any of Placer Gold Prospecting, Inc. projects, the potential for a low-cost run-of-mine heap leach operation at any Mine, the potential for there to be a low strip ratio in connection with any mining project of Placer Gold Prospecting, Inc. , the potential for the existence or location of additional high-grade veins, the potential to use Run of Mine material for heap leaching of gold, the potential for the use of Run of Mine material to significantly lower capital and operating costs at the projects; the proposed completion of Plan of Operation (POO) to be filed and approved for any of the Placer Gold Prospecting, Inc. projects, owned and operated by Placer Gold Prospecting, Inc., or the potential for additional resources to be located between certain of the existing deposits and the potential for the Company to secure or receive any business, financing plans and business trends, are to be considered forward-looking statements.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," "plan," "intend" and "expect" and similar expressions, as they relate to American International Ventures, Inc., or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Registration Statement on Form SB-2, as amended, and its Annual Report on Form 10-K, for the year ended May 31, 2011. Except as required by the Federal Securities law, AIVN does not undertake any obligation to revise or update any forward-looking statements contained herein after the date hereof.

Contact:

AIVN Contact:

Jack Wagenti

Chairman

Phone: 813-260-2866

Email: jackwagenti@aivn.co

Web Site: http://www.aivn.co